UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Report): September 5, 2008

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

133 Sevilla Avenue

Coral Gables, FL 33134

(Address of principal executive offices) (Zip Code)

(305) 415-8830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “eLandia,” the “Company,” “us,” “our” or “we” are to eLandia International Inc.

Item 1.01	Entry Into a Material Definitive Agreement.

As previously disclosed, effective February 20, 2008, we entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Stanford International Bank Ltd., our principal stockholder (“SIBL”), pursuant to which SIBL agreed to purchase from us for an aggregate purchase price of $40 million, to be funded in various installments (i) up to 5,925,926 shares of our Series B Convertible Preferred Stock (the “Series B Preferred Stock”); and (ii) warrants granting to SIBL, and/or its assigns, the right to purchase up to 4,158,000 shares of our common stock (the “Warrants”). Under the Purchase Agreement, SIBL also agreed to purchase, during the 90-day period following December 31, 2008, an additional $20 million of Series B Preferred Stock along with Warrants to purchase up to 2,079,111 shares of our common stock (the “Additional Funding”). Finally, pursuant to a Credit Agreement, dated July 21, 2008, between SIBL and us, SIBL committed to loan us up to $40,000,000 (the “Credit Agreement”).

Pursuant to a First Amendment to Preferred Stock Purchase Agreement dated February 28, 2008, SIBL agreed to accelerate the funding of $8 million under the Purchase Agreement through the purchase of 1,185,184 shares of Series B Preferred Stock and the Warrants to purchase 4,158,000 of our common stock. Additionally, as set forth in a Second Amendment to Preferred Stock Purchase Agreement dated April 30, 2008, we agreed to reduce SIBL’s Additional Funding obligation by the amount of the aggregate purchase price payable by SIBL pursuant to various stock purchase agreements among SIBL, the Company and certain of our stockholders. In addition, the Purchase Agreement was amended to further accelerate SIBL’s funding of the balance of the initial commitment, in the amount of $32 million, providing for eight fundings of $4 million each between April 18 and June 20, 2008.

On September 5, 2008, we entered into a Third Amendment to Preferred Stock Purchase Agreement and First Amendment to Credit Agreement (the “Third Amendment”). Pursuant to the Third Amendment, we agreed that the Additional Funding purchase obligation of SIBL was reduced from $20,000,000 to $15,798,275 and further agreed to the funding schedule for the Additional Funding providing for five weekly installments commencing November 7, 2008. Contemporaneously with the execution of the Third Amendment, we also agreed to issue 1,643,000 Warrants associated with the Additional Funding to SIBL and its assigns. Finally, pursuant to the Third Amendment we agreed to a modified funding schedule for the loans to be made under the Credit Agreement. The loan funding schedule provides for eight installments of $3,000,000 each during September and October 2008 and eight installments of $2,000,000 each during January and February 2009.

In connection with the execution of the Third Amendment we entered into a Registration Rights Agreement with SIBL. Pursuant to the Registration Rights Agreement, we granted SIBL, and its assigns, 90-day demand registration rights with respect to all securities issued under the Purchase Agreement, as amended. We also agreed to amend and restate the Certificate of Designations, Rights and Preferences for the Series B Preferred Stock to remove certain anti-dilution provisions.

The foregoing is merely a summary of the terms and conditions of the transactions described above and does not purport to be a complete discussion of such transaction. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Third Amendment and the Registration Rights Agreement attached as exhibits to this Current Report and incorporated by this reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the transactions described in this Current Report, we will promptly amend our Certificate of Incorporation to add the Amended and Restated Certificate of Designation, Rights and Preferences of the Series B Preferred Stock the full text of which is included as an exhibit to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock.

10.1	Third Amendment to Preferred Stock Purchase Agreement and First Amendment to Credit Agreement, dated September 5, 2008, by and between eLandia and SIBL.

10.2	Registration Rights Agreement, dated September 5, 2008, by and between eLandia and SIBL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: September 11, 2008	By:	/s/ Harley L. Rollins
Harley L. Rollins
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock.

10.1	Third Amendment to Preferred Stock Purchase Agreement and First Amendment to Credit Agreement, dated September 5, 2008, by and between eLandia and SIBL.

10.2	Registration Rights Agreement, dated September 5, 2008, by and between eLandia and SIBL.

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